UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 19, 2012

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, Mr. Rodney N. Lanthorne announced his retirement from the Board of Directors of AVX Corporation (the “Company”), effective at the end of his current term. Mr. Lanthorne is a Class II Director whose term will expire at the Company’s 2012 Annual Meeting.  Mr. Lanthorne has been a member of the Board of Directors since 1990.  Mr. Lanthorne stated that his desire to retire was the basis for his decision and that he had no disagreements with the Company, its management or the other directors.

On March 16, 2012, Mr. Kensuke Itoh announced his retirement from the Board of Directors of the Company, effective at the Company’s 2012 Annual Meeting. Mr. Itoh is a Class III Director whose term was set to expire at the Company’s 2014 Annual Meeting.  Mr. Itoh has been a member of the Board of Directors since 2008; he also served as a board member from 1990 to 2007, when he briefly retired.  Mr. Itoh stated that his desire to retire was the basis for his decision and that he had no disagreements with the Company, its management or the other directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2012

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary